UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2010
Date of Report (Date of earliest event reported)

Bonfire Productions, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-145743	75-3260546
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd.
Sugar Land, Texas  77478
(Address of principal executive offices) (Zip Code)

(713) 589-5393
(Registrant’s telephone number, including area code)

6302 Messedge Drive
Colorado Springs, Colorado  80919
 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01                      Completion of Acquisition and Disposition of Assets

As previously reported, On April 7, 2010, Bonfire Productions, Inc., a Nevada corporation (“Bonfire Productions”), CMONEY, INC., a Delaware corporation (“C$ cMoney”), C$ cMoney Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Bonfire Productions (“C$ cMoney Acquisition”), and Tim C. De Herrera, an individual, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which C$ cMoney will merge with C$ cMoney Acquisition, with C$ cMoney surviving and becoming a wholly owned subsidiary of Bonfire Productions (the “Merger”).

The Merger Agreement was previously filed as Exhibit 2.1 to Bonfire Productions’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2010.  The Merger Agreement is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to the Merger Agreement.

On May 6, 2010 (the “Closing Date”), the Company, C$ cMoney and C$ cMoney Acquisition completed the Merger.  Immediately prior to the Merger, Jennifer Pharris, who became the controlling stockholder of the Company on April 21, 2010 through a purchase of shares of the Company’s common stock, was also the founder, controlling stockholder, sole director, President and Chief Executive Officer of C$ cMoney.

Promptly after completion of the merger of C$ cMoney Acquisition into C$ cMoney, C$ cMoney was merged into Bonfire Productions, with Bonfire Productions being the surviving entity as provided in Section 6.8 of the merger agreement.  Bonfire Productions plans to change its name to cMoney, Inc. and to do business under the name C$ cMoney.

Prior to the Merger, the Company was a shell company (as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”)) with no business operations.  After the merger, the Company remains a shell company as the book value of the assets of C$ cMoney are nominal.  C$ cMoney expects to launch its product this summer.

Pursuant to Item 2.01(f) of Form 8-K, the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act upon consummation of the Merger follows in this Current Report on Form 8-K (this “Report”).  The information below corresponds to the item numbers of Form 10 under the Exchange Act.  Unless the context otherwise requires, the information below relates to C$ cMoney since Bonfire Productions did not have any active operations and nominal assets and liabilities.  For additional information about Bonfire Productions, see its forms 10-Q, 10-K and 8-K previously filed with the SEC and available at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Report, the other reports, statements and information that we have previously filed or that we may subsequently file with the United States Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that Bonfire Productions, Inc., a Nevada corporation (herein after referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires), expects or anticipates, will or may occur in the future.  Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face.  New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.  Under such circumstances, you may lose all or part of your investment.

 Item 1. Business

Introduction

Bonfire Productions was incorporated in the State of Nevada on August 26, 2006, for the purpose of producing, marketing and selling audio recordings of folk tales, fairy tales and other children’s stories under the brand name “Bonfire Tales.”  Bonfire Productions was, however, unable to successfully implement and put into operation its business plan, and as a consequence, it heretofore has had no business operations.  In Fall 2009, Bonfire Productions began to seek out a partner with which to merge and engage in an alternative business plan.  On March 17, 2010, Bonfire Productions  entered into an Agreement and Plan of Merger with its wholly-owned subsidiary C$ cMoney Acquisition and C$ cMoney.  At the time of the acquisition, Bonfire had no active operations and in accordance with the terms of the merger agreement was required to have less than $25,000 of liabilities.

C$ cMoney was incorporated in the State of Delaware on March 3, 2009.  C$ cMoney has a demonstration stage mobile application that, once downloaded onto a customer’s mobile phone with text messaging capability, allows that customer to send money to or receive money from other mobile phones and to pay for goods and services, without having to disclose any of their their credit card or account information at the time of transfer or payment.  A customer initially visits an authorized local bank for a one time upload onto a proprietary network operated by the bank of their driver’s license, personal checking account information and up to (30) thirty credit cards used by the customer. All of this personal information is stored at the authorized bank.  It does not reside on C$ cMoney servers.  C$ cMoney transfers no data across the Internet.  The C$ cMoney customer will be asked to establish a (4) four digit "PIN" number and, once established, the current cell phone number plus the C$ (10) ten digit account number makes up the ACCESS number for others to transfer money to the customer’s cell phone.

None of the information resides on the actual cell phone. It is all server generated.  If a customer loses their cell phone or mobile device, they will not also lose their credit card numbers or other information as that information is stored on the bank’s proprietary server.

Once the customer has completed the one-time upload of information at the authorized bank, money can be transferred to that customer’s mobile device by other C$ cMoney customers’ mobile devices.  Alternatively, for paying for goods or services, C$ cMoney’s product uses a Data Matrix 2-D, Code 39 or Code 128 barcode that is sent via the instant text message system to the customer’s mobile device.  The barcode is scanned by the merchant for payment for goods and services.  A separate pay code is also sent via the instant text message system in case a merchant scanner is not available and for use in making purchases over the internet.  Each barcode or pay code is good for only one purchase, which provides greater security than using a credit card.  When the merchant scans the bar code or enters the pay code for payment, the customer receives a text message detailing the merchant and amount being charged to the customer’s credit card or bank account for added security.  The customer must “accept” the payment using their cell phone or other mobile device for the transaction to be completed.  All of this is designed to happen in seconds, so there is no delay for the merchant or customer.

C$ cMoney expects to launch this product this summer.  This product is currently in demonstration stage.

Competitive Position

The C$ cMoney product is development stage and will compete with credit cards and other established methods of payment once launched.  This is a very crowded market dominated by very large competitors with substantially more resources than C$ cMoney.  Customer and vendor adoption of the C$ cMoney product will be critical to its success.

Research and Development

For the fiscal year ended December 31, 2009, we spent $1,281,600 on research and development of our product.

Intellectual Property

On April 3, 2010, C$ cMoney entered into a Technology License Agreement with Global 1 Enterprises, Inc., a Nevada corporation (Global 1), pursuant to which Global 1 granted to C$ cMoney an exclusive, sub-licensable right, license and authority under certain intellectual property, including the C$ cMoney trademarks and three patent applications related to the mobile payment technologies that are the foundation of C$ cMoney’s product (Licensed Intellectual Property), to develop and to commercialize C$ cMoney’s product in the United States and Australia.  This license expires upon the expiration of the underlying intellectual property, unless earlier terminated due to C$ cMoney’s breach of the agreement or insolvency.

On April 19, 2010, C$ cMoney and Global 1 entered into a Technology Sublicense Agreement with Soprano Design Pty Ltd, an Australian company (Soprano), pursuant to which C$ cMoney granted to Soprano an exclusive, royalty-bearing, sublicense to the Licensed Intellectual Property to develop C$ cMoney’s product in Australia.  This sublicense expires on April 19, 2013, unless earlier terminated due to Soprano’s breach of the agreement or insolvency.  C$ cMoney agreed to pay to Soprano, during the term of the sublicense, a royalty payment of forty (40) percent of C$ cMoney’s gross revenue (as defined in the agreement) from the sale of the mobile payment application product in Australia.

On March 27, 2010, C$ cMoney and US Dataworks, Inc. entered into an agreement pursuant to which C$ cMoney received in exchange for a one time payment of $1,000,000, a non-exclusive, non-transferable, perpetual license to use US Dataworks’ Clearingworks 3.X software for the purpose of processing payments using checks, debit cards or credit cards.  This payment was due on April 12, 2010 and hasn’t been made yet.  US Dataworks will also help C$ cMoney to integrate their systems and provide additional consulting services to C$ cMoney at its prevailing market rates on an as needed basis.  US Dataworks also issued to C$ cMoney a warrant to acquire 1,333,333 shares of US Dataworks common stock for $0.45 per share.

Employees

C$ cMoney only has four employees.  C$ cMoney intends to retain employees necessary for its product launch planned for this summer.

 Item 1A. Risk Factors

In addition to the other information set forth in this Report, you should carefully consider the risk factors discussed below and in other documents we file with the Securities and Exchange Commission, which could materially affect our business, financial condition or future results.  These are not the only risks facing our Company.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

We will not be able to continue as a going concern unless we receive outside funding.

We have not generated any revenues to date.  As of March 31, 2010, C$ cMoney has accumulated losses of $2,508,427 since inception, current liabilities of $2,626,258, a working capital deficiency of $2,578,427 and expects to incur further losses in the development of its business.  Our ability to continue as a going concern is dependent, in part, on our ability to close on the sale of capital stock to Kodiak Capital and to successfully launch our product.  We expect to launch our product this summer, but cannot assure that that we will launch on that schedule or at all.  As at March 31, 2010, C$ cMoney had cash and cash equivalents of $47,831.  If we are not able to raise additional capital or implement our business plan, we will no longer be able to operate our business.

Until such time that we receive additional debt or equity financing, or begin to receive significant revenues from operations, there is a risk that we will not continue to be a going concern and if our financial condition continues we will no longer be able to continue to operate our business. We may continue to incur losses, and we cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

We will need to raise additional funds to pursue our growth strategy and to continue our operations, and we may be unable to raise capital when needed.

Even assuming a successful initial $5,000,000 funding from Kodiak Capital and a successful product launch this summer, we will need to seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, retain a management team, launch our product and market and support our product until we begin to generate sustainable revenues.  We cannot predict the timing or amount of any such capital requirements at this time.  However, after the initial $5,000,000 draw on our equity credit line with Kodiak (“the “Equity Credit Line”), it is clear that we will still need to draw down additional funds from that line by selling more of our stock to Kodiak unless we can find alternative sources of capital.  There is no assurance that we will be able to satisfy the initial or future conditions to funding required by our investment agreement with Kodiak Capital.  If financing is not available on satisfactory terms, or at all, we will be unable to sustain our business and to continue as a going concern.  Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock.

We need to establish a relationship with one or more banks to act as our partners in setting up the accounts with our customers and we will not be able to sell our product if we do not establish such relationship.

Our product requires that our customers visit a bank and upload their driver’s license and credit card numbers onto the bank’s network.  If we do not establish relationships with banks to do this for us, our business plan will not work and our business will fail.

We do not have an operating history and there is no assurance that we will achieve profitability.

We have no operations or revenues with which to generate profits or liquidity. We have not yet generated any operating revenue to sustain our projected operations and do not plan to launch a product to generate revenue until this summer. We have do not have an operating history on which investors can evaluate our potential for future success. The revenue and income potential of our business and the market for mobile payments and money transfers through non-traditional products such as ours have not been proven and we may never achieve profitability. Potential investors should evaluate our company in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses in new and rapidly developing markets, many of which will be beyond our control. These risks include:

•	lack of sufficient capital,
•	unproven business model,
•	marketing difficulties,
•	competition, and
•	uncertain market acceptance of our products and services.

As a result of our lack of an operating history, our plan for growth, and the competitive nature of the markets in which we may compete, our historical financial data are of limited value in anticipating future revenue, capital requirements and operating expenses.

The products and services we intend to sell are based on an emerging technology and therefore the potential market for our products remains uncertain.

The mobile payment and money transfer products and services that are in development and that we intend to sell are based on emerging technology, and our success depends on organizations and customers perceiving benefits and cost savings associated with adopting our solutions. We do not have an operating history, and the solutions we intend to offer have not been adopted by customers, banks or vendors.  As such, it is difficult to evaluate our business because the potential market for our products remains uncertain.

Our growth will depend on our ability to develop our brand and any failure to do so could limit our business products, which could have a material adverse effect on our business, financial condition and results of operations and financial condition.

We believe that establishing a strong brand will be critical to achieving widespread acceptance and adoption of our products. Promoting and positioning our brand will depend largely on the success of our marketing efforts, distribution channels and ability to provide high quality service. Establishing a significant brand presence for an emerging technology often requires substantial marketing investment, and many early stage development companies have failed to generate the necessary adoption rates even after such a process.  Brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses we incur in building the C$ cMoney brand. If we are not successful in building the C$ cMoney brand, it could limit our business prospects, which could have a material adverse effect on our business, financial condition and results of operations.

We might not implement successful strategies to initiate and increase adoption of our mobile payment and money transfer products, which would limit our growth and cause our stock price to decline.

Once our product has been fully developed, our future profitability will depend, in part, on our ability to successfully implement our strategy to initiate and increase adoption of our mobile payment and money transfer products.  We cannot assure you that there will be marketplace acceptance for our mobile payment and money transfer products or that any such market will remain viable. We expect to invest substantial amounts to:

•	Drive consumer and merchant awareness of mobile payment and money transfers;
•	Encourage consumers and merchants to sign up for and use our mobile payment and money transfer product;
•	Continue to develop state of the art, easy-to-use technology;
•	Expand our operations;
•	Attract and retain a management team, a sales and marketing team and other necessary employees;
•	Increase the number of users who collect and pay through mobile applications; and
•	Diversify our customer base.

Our investment in these programs will affect adversely our short-term profitability. Additionally, we may fail to successfully implement these programs to increase adoption of our mobile payment and money transfer method by customers who pay for the service. This would impact revenues adversely, and cause our business to suffer.

We do not own all of the software and other technologies used in our products and services.

Our products include intellectual property owned and licensed to us by third parties.  Global 1 Enterprises, Inc., a Nevada corporation, granted to us an exclusive license, in the United States and Australia, to the trademark “C$ cMoney” and three patent applications (the “Global 1 License”) that are critical to our business.  However, we do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if patents are issued from our patent applications, which is not certain, they may be contested, circumvented or invalidated in the future. Moreover, the rights granted under the trademark and any issued patents or other intellectual property rights may not provide us with proprietary protection or competitive advantages, and, as with any technology, competitors may be able to develop similar or superior technologies to our own now or in the future.  In addition, US Dataworks, Inc., a Nevada corporation (“US Dataworks”), granted to us a non-exclusive license to use certain payment processing intellectual property.

If we are unable to obtain the rights necessary to use or continue to use third-party technology or content in our products and services, the inability to support, maintain and enhance any software could result in increased costs, or in delays or reductions until equivalent software could be developed, identified, licensed and integrated.

We rely on a third party software developer to assist in the development of our products and their or our failure to successfully develop these products could have a material adverse effect on our business, financial condition and results of operations.

We sublicensed the technology we obtained under the Global 1 License to a third party software developer, Soprano Design Pty Ltd, a company organized under the laws of Australia, to assist in the development of our mobile payment and money transfer products.  Their or our failure to successfully develop these products could have a material adverse effect on our business, financial condition and results of operations.

We will rely on third parties to process our payment transactions and their failure to process our payment transactions could have a material adverse effect on our business, financial condition and  results of operations.

We do not belong to and cannot directly access the credit card associations or the ACH payment network. As a result, we must and will rely on third parties to process our transactions. The failure to obtain processing services on acceptable terms from these sources or elsewhere, or the failure to switch to another processor quickly and smoothly, could have a material adverse effect on our business, financial condition and results of operations.

Our failure to manage our product and operational launch and growth will cause a disruption of our operations resulting in the failure to generate revenue.

We currently have no operations and have to build our entire operation, launch and market our product, manage our operations and create management, operational, accounting and information systems.  This will place a significant strain on our management and our systems. We will need to establish our financial controls. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Our business will depend on the growth and maintenance of the mobile communications industry, and the failure of the mobile communications industry to grow as we expect could have a material adverse effect on our business, financial condition and results of operations.

Our success will depend on the growth and maintenance of the mobile communications industry in the United States and the demand for, and development of, software applications for mobile communication devices. This includes deployment and maintenance of reliable next-generation digital networks with the necessary speed, data capacity and security for providing reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of customers continues to increase, or if existing or future customers increase their bandwidth requirements. In addition, viruses, worms and similar break-ins and disruptions from illicit code or unauthorized tampering may harm the performance of wireless communications. If a well-publicized breach of security were to occur, general mobile phone usage could decline, which could reduce the demand for and use of our applications. Wireless communications experience a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our applications successfully.

We are highly dependent on our executive officers and the loss of any of their services could have a material adverse effect on our business, financial condition and results of operations.  Further, the failure to attract and retain highly qualified personnel could compromise our ability to effectively manage our business and pursue our growth strategy.

We are highly reliant on the services of our executive officers. The loss of services of any of them could have a material adverse effect on our business, financial condition and results of operations.

Our future success depends upon our ability to attract and retain highly qualified technical, development, sales, service and management personnel.  Competition for such personnel is intense, and we may fail to retain our key employees or attract or retain other highly qualified personnel in the future. As a company with no operating history, limited financial resources and no proven track record, we may have difficulty attracting and retaining new individuals. Our inability to attract skilled management personnel and other employees as needed could have a material adverse effect on our business, financial condition and results of operations.  Our arrangement with current employees is at will, meaning its employees may voluntarily terminate their employment at any time.

Our management team has recently been retained and has never worked together before.  Our Chief Executive Officer and Chairman of th Board has no experience in running a public company.

We do not carry any business interruption insurance, products liability insurance or any other commercial  insurance policy.   As a result, we may incur uninsured losses, increasing the possibility that you would lose your entire investment in our company.

We could be exposed to liabilities or other claims for which we would have no insurance protection.  We do not currently maintain any business interruption insurance, products liability insurance, or any other commercial insurance policy.  As a result, we may incur uninsured liabilities and losses as a result of the conduct of our business.  There can be no guarantee that we will be able to obtain additional insurance coverage in the future, and even if we are able to obtain additional coverage, we may not be able to obtain such insurance on commercially reasonable terms or carry sufficient insurance coverage to satisfy potential claims. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

If our software contains undetected errors, we could lose the confidence of users, resulting in loss of customers and a reduction of revenue.

Our mobile software applications and products and our website could contain undetected errors or “bugs” that could adversely affect their performance. The occurrence of errors in any of these may cause us to lose market share, damage our reputation and brand name and reduce any future revenues.

Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products, which could damage our reputation and harm our operating results.

Our ability to provide our products depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could interrupt our service. Service interruptions could reduce our revenues and profits, and damage our brand if our system is perceived to be unreliable. Our systems are vulnerable to damage or interruption as a result of terrorist attacks, war, earthquakes, floods, fires, power loss, telecommunications failures, interruptions in access to our website through the use of “denial of service” or similar attacks, hacking or other attempts to harm our systems, and similar events. Our servers, which we expect to be hosted at third-party internet data centers, are also vulnerable to break-ins, sabotage and vandalism. We do not currently have a disaster recovery planning in place and any disaster recovery plan would not account for all possible scenarios. The occurrence of a natural disaster or a closure of an internet data center by a third-party provider without adequate notice could result in lengthy service interruptions. Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

Our possession and use of personal information presents risks and expenses that could harm our business.  Unauthorized disclosure or manipulation of such data, whether through breach of our security or otherwise, could adversely affect our business, financial condition and results of operations.

If our customers use credit cards or other means of payment other than our software application to pay us, our databases, just like those of other merchants, will include their personal data, including credit card information. A party who is able to compromise the security of our facilities, or of the banks or payment processors that store personal information that we will rely on, could misappropriate either our proprietary information or the personal information of our customers, or cause interruptions or malfunctions in our operations. We may be required to expend significant capital and financial resources to protect against such threats or to alleviate problems caused by breaches in security. As techniques used to breach security change frequently, and are generally not recognized until launched against a target, we may not be able to implement security measures in a timely manner or, if and when implemented, these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, loss of existing or potential customers, harm to our reputation and increases in our security costs, which could have a material adverse effect on our business, financial condition and results of operations.

Possession and use of personal information in conducting our business will subject us to legislative and regulatory burdens that could require notification of data breach, restrict our use of personal information and hinder our ability to acquire new customers or market to existing customers. We will incur expenses to comply with privacy and security standards and protocols imposed by law, regulation, industry standards or contractual obligations.

Our business could be materially adversely affected if we cannot protect our intellectual property rights or if we infringe on the intellectual property rights of others.

Our ability to compete effectively will depend on our ability and the ability of the third party licensors from whom we license technology to maintain and protect our proprietary rights. Third parties may seek to challenge, invalidate, circumvent or render unenforceable any proprietary rights owned by or licensed to us.

If we or our third party licensors are unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, revenue and competitive position could be harmed.  Litigation may be necessary to:

•	enforce our intellectual property rights;
•	protect our trade secrets; and
•	determine the scope and validity of such intellectual property rights.

Any such litigation, whether or not successful, could result in substantial costs and diversion of resources and management’s attention from the operation of our business.

We may receive notice of claims of infringement of other parties’ proprietary rights. Such actions could result in litigation and we could incur significant costs and diversion of resources in defending such claims. The party making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief. Such relief could effectively block our ability to make, use, sell, distribute or market our products and services in such jurisdiction. We may also be required to seek licenses to such intellectual property. We cannot predict, however, whether such licenses would be available or, if available, that such licenses could be obtained on terms that are commercially reasonable and acceptable to us. The failure to obtain the necessary licenses or other rights could delay or preclude the sale, development or distribution of our products and could result in increased costs to us.

We operate in a competitive industry with more horizontally integrated companies. It may be difficult to obtain or sustain our market share in the event of a decline in market conditions.

Our industry is competitive and rapidly changing. Most of our competitors are very large international companies that have a material advantage in their financial, technical and marketing resources. We may be unable to successfully compete against future competitors, which would adversely affect our business, financial condition and results of operations.

Our status under state, federal and international financial services regulation is unclear. Violation of or compliance with present or future regulation could be costly, expose us to substantial liability, force us to change our business practices or force us to cease offering our current product.

We operate in an industry subject to government regulation. We currently believe that our product is not subject to state or federal regulation.  In the future, we might be subjected to:

•	state or federal banking regulations;
•	state money transmitter regulations and federal money laundering regulations;
•	international banking or financial services regulations or laws governing other regulated industries; or
•	U.S. and international regulation of Internet transactions.

If we are found to be in violation of any current or future regulations, we could be:

•	exposed to financial liability, including substantial fines which could be imposed on a per transaction basis and disgorgement of our profits;
•	forced to change our business practices; or
•	forced to cease doing business altogether or with the residents of one or more states or countries.

We may engage in acquisitions, strategic investments, partnerships, alliances or other ventures that are not successful, or fail to integrate acquired businesses into our operations, which may adversely affect our competitive position and growth prospects.

We may acquire or make strategic investments in complementary businesses, technologies, services or products, or enter into strategic partnerships or alliances with third parties in the future in order to expand our business. We may be unable to identify suitable acquisition, strategic investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on terms commercially favorable to us or at all, which may adversely affect our competitive position and our growth prospects. If we acquire another business, we may face difficulties, including:

•	integrating that business’s personnel, products, technologies or services into our operations;
•	retaining the key personnel of the acquired business;
•	failing to adequately identify or assess liabilities of that business;
•	failure of that business to fulfill its contractual obligations;
•	failure of that business to achieve the forecasts we used to determine the purchase price; and
•	diverting our management’s attention from normal daily operations of our business.

These difficulties could disrupt our ongoing business and increase our expenses.

If we are not successful in developing and expanding our product offerings to address emerging consumer demands and technological trends, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to implement solutions for our customers incorporating new developments and improvements in technology and to develop product offerings that meet the current and prospective customers’ needs are critical to our success. The markets we serve are highly competitive. Our competitors may develop solutions or services which make our offerings obsolete. Our ability to develop and implement up to date solutions utilizing new technologies which meet evolving customer needs in Internet and mobile application platforms will impact our future revenue growth and earnings.  There can be no assurance that we will be able to develop these improvements in a timely manner and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We are subject to the reporting requirements of the federal securities laws, which impose additional burdens on us.

We are a public reporting company and accordingly subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). As a public company, these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley.  Our management team has no experience operating a company whose securities are publicly reported, traded or listed on an exchange, and with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly reporting or publicly-traded company. We will need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of Sarbanes-Oxley, when applicable, we may not be able to obtain the independent accountant certifications required by Sarbanes-Oxley.

We do not expect to pay any dividends for the foreseeable future.

We do not anticipate paying any dividends to our stockholders for the foreseeable future. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend upon our results of operations, financial conditions, contractual restrictions, restrictions imposed by any credit facilities we may have in the future and other factors our board deems relevant.

Risk Factors Related to Our Securities and the Equity Line of Credit

Our sale of shares to Kodiak under the Equity Line of Credit are for less than the then-prevailing market price for our common stock which could depress the market for and price of our common stock and existing stockholders could experience substantial dilution upon the issuance of common stock pursuant to the Equity Line of Credit.

We may issue to Kodiak up to 21,739,000 shares of common stock, which is the maximum number of shares that we may issue under the Equity Line of Credit. The sale of such shares could depress the market for and price of our common stock. As of May 7, 2010, there were 65,033,320 shares of our common stock issued and outstanding, so if we issue the entire 21,739,000 shares of common stock to Kodiak, that would increase the number of shares outstanding by approximately 25%.

The common stock to be issued to Kodiak pursuant to the Investment Agreement will be purchased at a fifteen percent (15%) discount to the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment Agreement, subject to a minimum price of $0.70 per share. Kodiak has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Kodiak sells the shares, the price of our common stock could decrease.

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock has historically been sporadically or “thinly-traded” on the OTCBB and the Pink Sheets operated by Pink OTC Markets, Inc., meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or nonexistent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

There is currently a limited trading market for our common stock, which may affect prevailing market prices of our stock and limit our stockholders’ ability to sell shares of our stock.

Our common stock is quoted on the OTCBB and the Pink Sheets operated by Pink OTC Markets, Inc.  The OTCBB and the Pink Sheets are significantly more limited markets than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on these markets does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of smaller companies.  Because of the limited trading volume on the OTCBB and Pink Sheets of our common stock and the penny stock regulations described below, our investors may not be able to sell their shares due to the absence of a trading market.

We may be subject to penny stock regulations and restrictions, which could make it difficult for stockholders to sell their shares of our stock.

SEC regulations generally define “penny stocks” as equity securities that have a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of May 7, 2010, the closing price for our common stock was $0.49 per share.  If we do not fall within any exemptions from the “penny stock” definition, we will be subject to Rule 15g-9 under the Exchange Act, which regulations are commonly referred to as the “Penny Stock Rules.” The Penny Stock Rules impose additional sales practice requirements on broker-dealers prior to selling penny stocks, which may make it burdensome to conduct transactions in our shares. If our shares are subject to the Penny Stock Rules, it may be difficult to sell shares of our stock, and because it may be difficult to find quotations for shares of our stock, it may be impossible to accurately price an investment in our shares. There can be no assurance that our common stock will qualify for an exemption from the Penny Stock Rules, or that if an exemption currently exists, that we will continue to qualify for such exemption. In any event, we are subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of a penny stock if the SEC determines that such a restriction would be in the public interest.

Stockholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The financial industry regulatory authority, or FINRA, sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the Penny Stock Rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Rule 144 Related Risk.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding; or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the reliance of Rule 144 by Shell Companies or former Shell Companies.

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by certain companies. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act;
•
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

 Item 2. Financial Information.

This information should be read in conjunction with our financial statements contained elsewhere in this Report. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period.

The following discussion relates to the operations of C$ cMoney through March 31, 2010.  For information related to Bonfire Productions operations, please see Bonfire Productions’ previously filed Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on From 8-K and all other reports filed by Bonfire Productions with the Securities and Exchange Commission.  Bonfire Productions had no active operations and in accordance with the terms of the merger agreement with C$ cMoney was to have less than $25,000 in liabilities upon completion of the merger.

As of the date of this report, C$ cMoney has not launched its product or generated revenues.  As of March 31, 2010. C$ cMoney had accumulated losses of $2,508,427 since inception, current liabilities of $2,626,258, a working capital deficiency of $2,578,427 and expects to incur further losses in the development of its business.  The ability of C$ cMoney to continue as a going concern is dependent on its ability to close on the sale of capital stock to Kodiak Capital and to successfully launch its product, planned for this summer.  As of March 31, 2010, C$ cMoney had cash and cash equivalents of $47,831.

The following is a statement of C$ cMoney’s expenses for the years ended December 31, 2008 and December 31, 2009 and the three month periods ended March 31, 2009 and March 31, 2010:

Expenses:	Year Ended December 31, 2008	Year Ended December 31, 2009	Three Months Ended March 31, 2009	Three Months Ended March 31, 2010
Legal and professional fees	$375,385	$133,891	25,000	$45,257
Research and development	-	1,281,600	-	210,000
General and administrative expenses	26,493	55,168	6,868	74,783
	$401,878	$1,470,659	$31,868	$330,040

Equity Line of Credit

On March 11, 2010, C$ cMoney entered into an Investment Agreement with Kodiak Capital, LLC, or Kodiak, pursuant to which C$ cMoney has the right to “put” to Kodiak over a three-year period up to $15 million in shares of its common stock (i.e., it can compel Kodiak to purchase its common stock at a pre-determined formula) subject to the terms of the agreement.

The agreement provides, in part, that following notice to Kodiak, C$ cMoney may put to Kodiak up to $15,000,000 in shares of its common stock for a purchase price equal to 85% of the lowest closing “best bid” price (the highest posted bid price) of its common stock during the five consecutive trading days immediately following the date of C$ cMoney’s notice to Kodiak of its election to put shares pursuant to the Investment Agreement. The dollar value that C$ cMoney will be permitted to put will be either: (a) $5 million or (b) 200% of the average daily volume in the U.S. market of the common stock for the three trading days prior to the date of put notice, multiplied by the average of ten (10) daily closing bid prices immediately preceding the date of the put notice. The closing of each put shall occur seven days after the date of the put notice.  No shares will be sold for less than $0.70 per share.  However, C$ cMoney can not put to Kodiak a number of shares that would result in Kodiak owning more than 4.99% of the total shares of common stock C$ cMoney then has outstanding.

Pursuant to the terms of a Registration Rights Agreement dated as of March 11, 2010, C$ cMoney is obligated to register for resale, at its expense, the shares it may put to Kodiak pursuant to the Investment Agreement.

Pursuant to the terms of the Investment Agreement, Kodiak will purchase the first 7,153,500 shares for $5,000,000 within 30 days following the Company having a Form S-1 Registration Statement declared effective by the Securities and Exchange Commission relating to the resale of those shares.

C$ cMoney is obligated to pay to Kodiak a commitment fee of 5% of the $15,000,000, or $750,000, upon completion of the $5,000,000 sale referenced above.  C$ cMoney may terminate the Investment Agreement upon 30 days advance written notice.

Contractual obligations of C$ cMoney

On January 10, 2010, C$ cMoney hired Pythagoras Group to try to raise up to $10 million in equity funding and has agreed to pay 6% of any proceeds plus 3% equity ownership of the Company in connection with such equity funding.  C$ cMoney will owe these commissions in connection with the sale of its shares to Kodiak under the Equity Line of Credit in addition to any other equity funding it may arrange for C$ cMoney.  There are no assurances that we will be able to raise any such other equity funding on favorable terms or at all.

From 2005 through 2009, C$ cMoney received advances of $502,236 from the Pharris Family Trust, a trust owned and managed by Mirriam Pharris, grandmother of C$ cMoney’s President and CEO, Jennifer Pharris.  The advances carry an interest rate of 4% and mature on May 31, 2010.  The funds were advanced for research and development costs and legal fees associated with product development.  There were $502,236 and $452,343 in advances outstanding as of December 31, 2009 and 2008, respectively.

On April 8, 2009, C$ cMoney agreed to pay Global 1 $41,543 per year for 5 years for management services.  Global 1 is owned by Jennifer Pharris, President and CEO of the C$ cMoney and Bonfire Productions.  Ms. Pharris is expected to provide the management services on behalf of Global 1.

On April 1, 2010, the C$ cMoney borrowed $280,000 from an individual.  The note carries an interest rate of 10% per annum and matures on the earlier of March 31, 2011 or the date C$ cMoney closes an equity investment of $5,000,000. The interest rate will change to 12% if the loan is not repaid on its maturity date.  The note is unsecured.

C$ cMoney hired Soprano Design PTY(“Soprano”) to create its product, which is currently in a demonstration stage. On April 19, 2009, C$ cMoney, Soprano and Global 1 entered into a Technology Sublicense agreement pursuant to which C$ cMoney agreed to pay an additional $771,000 for further development work and promised Soprano a 3-year exclusive license for the Australian market and 40% of all C$ cMoney revenue from the payment application in Australia.  The $771,000 is included in accounts payable as of December 31, 2009.

On March 27, 2010, C$ cMoney agreed to purchase a software license from and 5-year warrants to purchase 1,333,333 shares at $0.45 per share of U.S. Dataworks, Inc. for $1,000,000.  This payment was due on April 12, 2010 and hasn’t been made yet.

On April 3, 2010, C$ cMoney entered into a technology license agreement with Global 1.  Under the agreement, C$ cMoney will pay Global 1 $1,500,000 per year on or before May 31 of each year for an exclusive and non-transferable license to certain intellectual property including trademarks and patents.  Global 1 is owned by Jennifer Pharris.  This payment has not yet been made for 2010.

 Item 3. Properties.

We currently do not own or lease any real property or facilities.  We intend to locate our headquarters in Houston, Texas in facilities that we expect will be provided by US Dataworks pursuant to the agreement described under “Description of Business—Intellectual Property.”  The specific terms of the facility arrangements have not yet been negotiated.  We believe that these facilities will be adequate for the foreseeable future.

Item 4. Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL INFORMATION

The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 7, 2010 by:

•	each person who beneficially owns more than 5% of the outstanding shares of our Common Stock;
•	each of our executive officers named in the Summary Compensation Table;
•	each of our directors; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Common Stock subject to options or restricted stock units that are currently exercisable or exercisable within 60 days of May 7, 2010 are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Percentage of shares outstanding is based on 65,033,320 shares of common stock outstanding as of May 7, 2010.

Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address for each listed stockholder is c/o C$ cMoney, Inc. One Sugar Creek Center Blvd., Sugar Land, Texas 77478.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares

Named Executive Officers:
Jennifer L. Pharris	35,000,000	53.8%
Donald J. Johnson (1)	500,000	*
Thomas Shaw (1)	250,000	*
Jamal Khawaja (1)	250,000	*

Non-Employee Directors:
None

5% Stockholders:
PLJMMP Trust (2)	6,000,000	9.2%

All Directors and Executive Officers as a group (5 people) (1)	36,000,000	55.4%

(1)           Includes the grants of restricted stock awarded to Messers Johnson, Shaw and Khawaja described in footnotes (1) through (4) of “Directors, Executive Officers, Promoters and Control Person – Employment Agreements” above, respectively.
(2)           Miriam M. Pharris is the grantor, trustee and beneficiary of this revocable trust.

Item 5.  Directors and Executive Officers

The previously announced hiring of Larry Krasner to become CEO of the Company did not get finalized and Mr. Krasner will not be joining the Company as CEO.  Jennifer Pharris will continue as CEO of the Company until a suitable replacement is located.

The following table sets forth, as of May 10, 2010, the name and age of the Company’s sole director and executive officers.  Each of the below named persons will hold the office set forth opposite his or her name until the next annual meeting of shareholders and until such his or her successor has been elected and qualified.

Name	Age	Principal Positions With Us
Jennifer Pharris	28	Chief Executive Officer, Secretary, Director and Chairman of the Board
Thomas Shaw	40	Senior Vice President of Marketing, Chief Marketing Officer
David R. Johnson	60	Chief Financial Officer
Jamal Khawaja	36	Chief Technology Officer

Unless otherwise described herein, there is no arrangement or understanding between the sole director or any officers of the Company and any other person pursuant to which such director or any officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current director to the Company’s Board of Directors.  There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

Jennifer Pharris, 28, has been the Chief Executive Officer, Secretary, sole director and Chairman of the Board since April 21, 2010.  Prior to the merger with Bonfire Productions, Inc., Ms. Pharris had also been the President and Chief Executive Officer and sole director of C$ cMoney.  She had held that role since C$ cMoney’s formation on March 3, 2009.  Ms. Pharris also serves as President of Global 1 Enterprises, Inc., a technology development company, a title she has held since May 2006.  Prior to that, Ms. Pharris was a Teller Manager at Bank of America, N.A. from April 2005 to April 2006 and a Teller Manager at SunTrust Bank from March 2004 to April 2005.  Specifically, she serves as a director because of her entrepreneurship and innovativeness.  In addition, Ms. Pharris was elected as the sole director of the Company in conjunction with her acquisition of the controlling share of the Company’s outstanding Common Stock.

Thomas Shaw, 40, has been the Company’s Senior Vice President of Marketing, Chief Marketing Officer since May 10, 2010.  From January 2008 until immediately prior to joining the Company, Mr. Shaw was an independent marketing consultant, providing marketing-related consulting services to clients on best practices and services procurement, and serving as an interim marketing head for several companies.  From January 2007 to December 2007, Mr. Shaw was the Senior Vice President of Marketing for H&R Block, Inc.’s Option One Mortgage Corporation, a mortgage services firm, where he was responsible for integrating market strategy and marketing campaigns and for providing developmental support to a national network of 800 sales executives.  From 2002 to January 2007, Mr. Shaw was the Vice President of Consumer Direct and B2B Marketing for New Century Financial Corporation, a real estate investment trust that originated mortgage loans in the United States.  While at New Financial Corporation, he was responsible for, among other things, marketing strategy, product pricing, lead generation and promoting brand awareness.  Mr. Shaw has a B.S.B.A. in Business Development from the University of Delaware and holds several marketing strategy certifications.  Specifically, Mr. Shaw serves as the Senior Vice President of Marketing of the Company because of his more than 17 years of experience in the marketing industry and his background in developing marketing strategies for developing businesses.

David R. Johnson, 60, has been the Chief Financial Officer of the Company since May 10, 2010.  From 2008 until May 2010, Mr. Johnson was a partner at Catapult CFO Partners, a chief financial officer only consulting firm that provides financial management and similar strategic planning services to medium sized business in the United States and Canada. From 2002 until 2008, Mr. Johnson was a partner at Tatum LLC, a professional services provider of financial leadership in the United States, where he led the initial public offering of a company and served as the interim lead executive and chief financial officer for several companies.  Mr. Johnson has been the chief financial officer of NASDAQ-listed companies, Evolving Systems, Inc. and Sodak Gaming, Inc.  Mr. Johnson holds a B.A. in Accounting from the University of Washington, a M.B.A. specializing in Finance from the University of California, Berkeley, a M.P.A. specializing in Organization Behavior from the University of Southern California and a PhD in Public Finance also from the University of Southern California.  Mr. Johnson is also a certified public accountant in the state of Washington.  Specifically, he serves as the Chief Financial Officer of the Company because of his more than 20 years of leadership experience in accounting, operations, FP&A, capital raising an strategic planning at publicly traded companies.

Jamal Khawaja, 36, has been the Chief Technology Officer of the Company since May 10, 2010.  From 2008 until prior to joining the Company, Mr. Khawaja was the Senior Vice President of Engineering and Operations and Global Infrastructure Strategy, at Bank of America, N.A., one of the United States’ largest financial institutions and bank holding companies, where he was responsible for leading a cross-functional team of managers and architects to design a next-generation datacenter for Bank of America and designing technology-based solutions to enable data center operations.  From 2007 to 2008, Mr. Khawaja was a Vice President of Capacity and Performance Engineering PMO with Lehman Brothers, a former global financial services firm and investment bank, where he was responsible for designing technology based solutions and business services, and a Senior Vice President of Infinitous Global Services, Inc., a provider of operational, network, technology, and risk consulting services, where he was responsible for leading the company’s initial business development.  From 2005 to 2007, Mr. Khawaja also was an Executive Manager at Accenture, a global consulting firm, where he was the project lead for several projects involving the development and/or restructuring of information technology systems for businesses.  Mr. Khawaja holds a B.S. in Management, with a concentration in E-Commerce, from the University of Phoenix, and holds several technology based certifications.  Mr. Khawaja serves as the Chief Technology Officer of the Company because of his more than 10 years of experience in establishing comprehensive technical programs, leading all aspects of business-related technology development and ability to conceive and implement complex technical solutions for businesses.

Employment Agreements

As of May 10, 2010, we had substantially similar employment agreements (collectively, the “Employment Agreements”) with each of the following named executive officers: Thomas Shaw, David R. Johnson and Jamal Khawaja.  Each of the Employment Agreements provides the named executive officers with compensation in the form of an annual base salary, a potential bonus, restricted stock, severance pay and excise tax gross-ups, and with benefits, including, without limitation, 401(k) plan participation and health, life and dental insurance.

The Employment Agreements contain change in control provisions which are designed to reduce the distraction of our executive officers that might otherwise arise from the personal uncertainties caused by a change in control and to encourage the executive’s full attention and dedication to the Company.  On the date of a change in control, the executive will be entitled to the immediate vesting of any and all restricted stock that executive holds at that time.  Under the Employment Agreements, a “Change in Control” is generally determined to have occurred if:

•	a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company;

•
the Company shall be merged, consolidated or reorganized with another corporation, partnership or other entity, and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities of the surviving or resulting corporation, partnership or other entity shall be owned in the aggregated by the shareholders of the Company, as determined immediately prior to the consummation of such merger, consolidation or reorganization;

•	the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate in a single transaction or a series of related transactions; or

•
a person, within the meaning of Section 3(a)(9) or Section 13d(3) of the Exchange Act, other than any executive benefit plan then maintained by the Company, shall acquire more than 30% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

The Employment Agreements also provide for certain payments to be made to the executives upon the termination of their respective employment with the Company.  In determining the amount of severance to be paid to an executive whose employment with the Company is terminated, there must be a determination as to whether such termination was for “cause” or “good reason.”  The Employment Agreements generally define “cause” to include:

•	habitual neglect of or deliberate or intentional refusal to perform any of executive’s duties or obligations under his respective Employment Agreement;

•	fraudulent or criminal activities;

•	any grossly negligent act or omission;

•	deliberate breach of Company rules resulting in a material loss or damage to the Company; and

•	executive fails to fulfill annual performance goals and objectives (which shall be determined by such executive and certain other officers and/or directors of the Company).

The Employment Agreements generally define “good reason” to include occurrences such as:

•	a material breach of the Employment Agreement by the Company;

•
the assignment of the executive without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as stated in such executive’s respective Employment Agreement; and

•	any reduction in the executive’s annual salary without such executive’s consent.

If executive’s employment is terminated for “cause” or by reason of death of the executive, the Employment Agreements, subject to certain restrictions, entitle Mssrs. Shaw, Johnson and Khawaja to a lump sum payment of three months of their respective annual base salary.  Upon the termination of executive’s employment by the Company without “cause”, or by the executive with “good reason,” the Employment Agreements, subject to certain restrictions, entitle Mssrs. Shaw, Johnson and Khawaja to a lump sum payment of equal to 6 months of their respective annual base salary.  Each of the executives are also entitled to the immediate vesting of any stock options held by such executive at such time.

 The table below sets forth the base salary and restricted stock grants provided for each of these executive officers under their employment agreements.

Name	Base Salary	Number of Shares of Common Stock Subject to Restricted Stock Grants
Donald J. Johnson, Chief Financial Officer	$250,000	500,000(1)
Thomas Shaw, Senior Vice President of Marketing, Chief Marketing Officer	$250,000	250,000(2)
Jamal Khawaja, Chief Technology Officer	$215,000	250,000(3)

(1)           Under his employment agreement, the Company will grant to Mr. Johnson a restricted stock award of 500,000 shares of Common Stock, as soon as possible after adoption of an Equity Incentive Plan, with 50,000 of such restricted shares vesting immediately upon grant.  The remaining shares of Mr. Johnson’s restricted stock award vest according to the following schedule: 50,000 shares vest on December 31, 2010, provided that if, at any time prior to December 31, 2010, the price of the Company’s Common Stock closes above $0.20 per share for a period of 30 consecutive trading days, then all of such shares will immediately vest; 100,000 shares vest on December 31, 2011, provided that if, at any time prior to December 31, 2011, the price of the Company’s Common Stock closes above $0.35 per share for a period of 30 consecutive trading days, then all of such shares will immediately vest; and 100,000 shares vest on each of December 31, 2012, December 31, 2013 and December 31, 2014.  All unvested shares will immediately vest on the date of a change in control.

(2)           Under his employment agreement, the Company will grant to Mr. Shaw a restricted stock award of 250,000 shares of Common Stock, as soon as possible after adoption of an Equity Incentive Plan, with 25,000 of such restricted shares vesting immediately upon grant.  The remaining shares of Mr. Shaw’s restricted stock award vest according to the following schedule: 50,000 shares vest on December 31, 2010, provided that if, at any time prior to December 31, 2010, the price of the Company’s Common Stock closes above $0.20 per share for a period of 30 consecutive trading days, then all of such shares will immediately vest; and 50,000 shares vest on December 31, 2011, provided that if, at any time prior to December 31, 2011, the price of the Company’s Common Stock closes above $0.35 per share for a period of 30 consecutive trading days, then 25,000 of such shares will immediately vest.  All unvested shares will immediately vest on the date of a change in control.

(3)           Under his employment agreement, the Company will grant to Mr. Khawaja a restricted stock award of 250,000 shares of Common Stock, as soon as possible after adoption of an Equity Incentive Plan, with 25,000 of such restricted shares vesting immediately upon grant.  The remaining shares of Mr. Khawaja’s restricted stock award vest according to the following schedule: 25,000 shares vest on December 31, 2010, provided that if, at any time prior to December 31, 2010, the price of the Company’s Common Stock closes above $0.20 per share for a period of 30 consecutive trading days, then all of such shares will immediately vest; and 50,000 shares vest on December 31, 2011, provided that if, at any time prior to December 31, 2011, the price of the Company’s Common Stock closes above $0.35 per share for a period of 30 consecutive trading days, then 25,000 of such shares will immediately vest.  All unvested shares will immediately vest on the date of a change in control.

Ms. Pharris is being paid $500 per week for her service as an officer of C$ cMoney. However, on April 8, 2009, C$ cMoney agreed to pay Global 1, which is owned and controlled by Ms. Pharris, $41,543 per year for 5 years for management services, which management services are expect to be provided by Ms. Pharris.  During 2009, C$ cMoney accrued $27,696 related to this agreement.

Director Compensation

Since its incorporation, C$ cMoney has not paid any director compensation.  Bonfire Productions also is not compensating its directors.  We may, however, begin compensating members of our Board of Directors at some time in the future as well as reimbursing directors for their reasonable out-of-pocket expenses incurred in connection with attending Board of Directors and Board committee meetings.

EXECUTIVE COMPENSATION

None of our employees were with us in 2009 and we had no operations in 2009 so there is no executive compensation to report.

 Item 7. Certain Relationships and Related Transactions, Director Independence.

From 2005 through 2009, C$ cMoney received advances of $502,236 from the Pharris Family Trust, a trust owned and managed directly by Mirriam Pharris, grandmother of Jennifer Pharris, the Company’s President and Chief Executive Officer.  The funds obtained via the advances were used by C$ cMoney for research and development costs and legal fees associated with product development.  The advances are evidenced by a note, which carries an interest rate of 4% per annum and matures on May 31, 2010.  Upon completion of the Merger, the Pharris Family Trust was entitled to receive 6,000,000 shares as additional consideration for the loan.  Upon completion of the Merger, the Company issued 6,000,000 shares to the PLJMMP Trust, as designee for the Pharris Family Trust.  There were $502,236 and $452,343 in advances outstanding as of December 31, 2009 and 2008, respectively.

On April 8, 2009, C$ cMoney entered into an agreement with Global 1, whereby in exchange for $41,543 per year over the next five years,  Global 1 will provide management services to C$ cMoney, which management services are expect to be provided by Jennifer Pharris.  Global 1 is owned by Jennifer Pharris, the President and Chief Executive Officer of the Company.  During 2009, C$ cMoney accrued accounts payable of $27,696 related to this agreement.

On April 3, 2010, C$ cMoney entered into a technology license agreement with Global 1.  Under the agreement, C$ cMoney will pay Global 1 $1,500,000 per year for an exclusive and non-transferable license to certain intellectual property including trademarks and patents.  Global 1 is owned by Jennifer Pharris.

Except as otherwise described herein, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds the lesser of (i) 1% of our average total assets at year end for the last two completed fiscal years, or (ii) $120,000, and in which any of our sole director, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.  This excludes compensation arrangements with our sole director and executive officers, which are described elsewhere in this Report.

Procedures for Related Party Transactions

We will present all possible related party transactions between or among us and any of our officers, sole director or holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons to the Company’s Board of Directors for consideration and approval.  Any such transaction will require approval by a majority of the disinterested directors and such approved transactions must be on terms no less favorable to the Company than those available from disinterested third parties.

Director Independence

Our Common Stock is quoted on the on the Over the Counter Bulletin Board and the Pink Sheets operated by Pink OTC Markets Inc., which does not have director independence requirements. Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Our sole director, Jennifer L. Pharris, is also the Chief Executive Officer of the Company.  As a result, we do not have any independent directors.

We are negotiating to bring on a board of directors prior to the planned launch of our product this summer, but we cannot assure you that we will be successful in doing so.  We will likely be required to have directors and officers liability insurance before we can bring on any directors or management team members, and we have not yet secured such insurance and we cannot assure you that we will be able to do so.

 Item 8. Legal Proceedings.

From time to time, we may be subject to various claims and legal actions in the ordinary course of our business; however, we are not currently involved in any legal proceeding the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse impact on our business, financial condition or results of operations.

 Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our Common Stock is quoted on the Over the Counter Bulletin Board and Pink Sheets operated by Pink OTC Markets Inc. under the symbol “BNFR”. Such trading of our common stock is limited and sporadic.  The following table reflects the high and low bid information for our Common Stock for the periods listed. The bid information was obtained from the Over the Counter Bulletin Board and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.  As those stock prices relate to time periods prior to the acquisition of C$ cMoney, they are not necessarily indicative in any way of the price at which our stock may trade in the future.  The trading in our stock has historically been very limited and sporadic.

Fiscal Year Ended December 31, 2010	Bid High	Bid Low
Second Quarter through May 7, 2010	0.50	0.00
First Quarter ended March 31, 2010	0.04	0.00

Fiscal Year Ended December 31, 2009
Fourth Quarter ended December 31, 2010	0.28	0.04
Third Quarter ended September 30, 2010 (Beginning September 28)	0.78	0.76

On April 30, 2010, the high bid was $0.49 per share and the low bid was $0.25 per share for our common stock in very light trading.

Dividends and Dividend Policy

We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.  To date, the Company does not have any equity compensation plans or other individual arrangements to provide any person with compensation in the form of equity.

 Item 10.  Recent Sales of Unregistered Securities.

In connection with the merger with C$ cMoney, Bonfire Productions assumed fully vested outstanding options of C$ cMoney totaling 384,646 shares, which were exercised upon completion of the merger.  In addition, Bonfire issued 6,000,000 shares to the PLJMMP Trust under an existing contractual arrangement with C$ cMoney as consideration for a loan from the Pharris Family Trust to C$ cMoney which the Company assumed upon completion of the merger.  See Item 7. Certain Relationships and Related Transactions, Director Independence, for more information concerning this loan.

 Item 11. Description of Registrant’s Securities to Be Registered.

The Company is authorized to issue 75,000,000 shares of Common Stock, $0.001 par value per share.  As of May 7, 2010, there are 65,033,320 shares of Common Stock issued and outstanding.

Holders of Common Stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine.  Each stockholder is entitled to one  vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Holders of our Common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Common Stock do not have cumulative voting rights, and, as such, cumulative voting for the election of directors is not authorized.

The Company’s Common Stock is not subject to conversion or redemption and  holders of  Common Stock are not entitled to preemptive rights.  Upon the liquidation, dissolution or winding up of the Company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation  preferences, if any, on outstanding shares or any class of securities having preference over the Common Stock, are distributable ratably among the holders of Common Stock and any participating class of securities having preference over the Common Stock outstanding at that time.  Each outstanding share of Common Stock is fully paid and nonassessable.

 Item 12. Indemnification of Directors and Officers.

The Company’s Bylaws provide for indemnification of the Company’s officers and directors in certain situations where they might otherwise personally  incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.   The Company will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability.  However, we will not indemnify any officer or director against, or reimburse for, any  expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of his or her duties.  The provisions of the Company’s Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right the Company has to indemnify or reimburse officers or directors in any proper case, even if not specifically provided for in the Articles of Incorporation or Bylaws.

The Company believes that the indemnity provisions contained in its Bylaws and the limitation of liability provisions contained in its Articles of Incorporation are necessary to attract and retain qualified persons for these positions.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing  provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 Item 13. Financial Statements and Supplementary Data.

See Item 9.01 of this Report below.

 Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On May 10, 2010, we filed a form 8-K/A regarding the change in our independent registered public accounting firm in connection with the merger.

 Item 15.  Financial Statements and Exhibits

See Item 9.01 of this Report.

Item 5.03  Change in Fiscal Year.

Effective upon completion of the merger of C$ cMoney into Bonfire Productions, the surviving company has adopted a new fiscal year ending December 31 to correspond to the fiscal year of C$ cMoney and its existing financial statements.  Bonfire Productions had previously had a June 30 year end.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements

1.	Financial Statements. The consolidated financial statement of C$ cMoney as listed in the accompanying “Index to Consolidated Financial Information” are filed as part of this Report.

2.
Financial Statement Schedules.  Schedules have been omitted because they are not applicable or are not required or the information required to be set forth in those schedules is included in the consolidated financial statements or related notes.

All other schedules not listed in the accompanying index have been omitted as they are either not required or not applicable, or the required information is included in the consolidated financial statements or the notes thereto.

(b)           Pro Forma Financial Information

The Unaudited Pro Forma Balance Sheet of cMoney, Inc. as of March 31, 2010 after giving affect to the merger of cMoney, Inc. with and into Bonfire Productions, Inc. is filed as part of this Report on Page F-15.

(c)           N/A

(d)           Exhibits

The exhibits listed in the Index to Exhibits are filed as part of this Report.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

CMoney, Inc.

(a development stage company)

Houston, Texas

We have audited the accompanying balance sheets of CMoney, Inc. (“the Company”) as of December 31, 2009 and 2008 and the related statements of expenses, changes in stockholders’ deficit and cash flows for the years then ended and for the period from January 3, 2005 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and for the period from January 3,2005 (inception) through December 31, 2009  in conformity with accounting principles generally accepted in the United States of America.

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

May 10, 2010

CMONEY, INC. (A Development Stage Company) Balance Sheets
	As of	As of
	December 31, 2009	December 31, 2008

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$1,648,455	$255,385
Accounts payable – related parties	27,696	-
Related party advances	502,236	452,343
Total Current Liabilities	2,178,387	707,728

Total Liabilities	2,178,387	707,728

Stockholders' Deficit
Common stock, $1.00 par value; 1,500 and 0 shares
authorized; 1,500 and 0 shares issued and outstanding	1,500	-
Additional paid-in capital	(1,500)	-
Deficit accumulated during development stage	(2,178,387)	(707,728)
Total Stockholders' Deficit	(2,178,387)	(707,728)

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements

CMONEY, INC. (A Development Stage Company) Statements of Expenses

			From
	For the	For the	January 3, 2005
	Year	Year	(Inception)
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2009	2008	2009

Expenses:
Legal and professional fees	$133,891	$375,385	$509,276
Research and development	1,281,600	-	1,587,450
General & administrative expenses	55,168	26,493	81,661

Total Expenses	1,470,659	401,878	2,178,387

Net Loss	$(1,470,659)	$(401,878)	$(2,178,387)

Basic and diluted loss per share	$(1,060)	N/A
Weighted average shares outstanding – basic and diluted	1,500	N/A

The accompanying notes are an integral part of these financial statements

CMONEY, INC. (A Development Stage Company) Statements of Cash Flows

			January 3, 2005
	Year	Year	(Inception)
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2009	2008	2009

Cash Flows from Operating Activities
Net loss	$(1,470,659)	$(401,878)	$(2,178,387)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	1,393,070	255,385	1,648,455
Accounts payable – related parties	27,696	-	27,696
Net cash used in operating activities	(49,893)	(146,493)	(502,236)

Cash Flows from Financing Activities
Proceeds from related party advances	49,893	146,493	502,236
Net cash provided by financing activities	49,893	146,493	502,236

Net Increase (Decrease) in Cash	-	-	-

Cash at Beginning of Period	-	-	-
Cash at End of Period	$-	$-	$-

Supplemental Disclosures of Cash Flow Information
Cash paid during year for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

CMONEY, INC. (A Development Stage Company) Statement of Changes in Stockholders' Deficit From January 3, 2005 (Inception) through December 31, 2009
					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-In Capital	Deficit	Deficit

Net loss	-	$-	$-	$(51,500)	$(51,500)
Balance, December 31, 2005	-	-	-	(51,500)	(51,500)
Net loss	-	-	-	(139,595)	(139,595)
Balance, December 31, 2006	-	-	-	(191,095)	(191,095)
Net loss	-	-	-	(114,755)	(114,755)
Balance, December 31, 2007	-	-	-	(305,850)	(305,850)
Net loss	-	-	-	(401,878)	(401,878)
Balance, December 31, 2008	-	-	-	(707,728)	(707,728)
Issuance of common stock to founders	1,500	1,500	(1,500)	-	-
Net loss	-	-	-	(1,470,659)	(1,470,659)
Balance, December 31, 2009	1,500	$1,500	$(1,500)	$(2,178,387)	$(2,178,387)

The accompanying notes are an integral part of these financial statements

CMoney, Inc.

(a development stage company)

notes to financial statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

C$ cMoney, Inc (the “Company” or “cMoney”) was incorporated in Delaware on March 3, 2009.  cMoney provides financial services using cell phone technology to transfer money between cell phones and to pay for goods and services.

During the development stage, the Company is focused primarily on developing its technology and seeking a strategic partnership in research, development, and sales with major corporate alliances.  Even though the Company was not incorporated until 2009, the Company began research and development on January 3, 2005 and accordingly the accompanying financial statements include all transactions since that date.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The carrying value of cash and related party advances approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency, or credit risks arising from these financial instruments.

Software Capitalization

Computer software to be sold – The Company applies ASC 730 (formerly SFAS No. 2, “Accounting for Research and Development Costs,”) and ASC 985-20 (formerly SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”), in recording research and development costs.  Research costs related to the discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service, or a new process or technique, or in bringing about significant improvement to an existing product or process, are expensed as incurred.  Development costs aimed at the translation of research findings or other knowledge into a plan or design for a new product or process, or for a significant improvement to an existing product or process, whether intended for sale or use, are capitalized on a product-by-product basis when technological feasibility is established.  Capitalization of computer software costs is discontinued when the computer software product is available to be sold, leased, or otherwise marketed.

Technological feasibility of computer software products is established when the Company has completed all planning, designing, coding, and testing activities that are necessary to establish that the product can be produced to meet its design specifications including functions, features and technical performance requirements.  Technological feasibility is evidenced by the existence of a working model of the product or by completion of a detail program design.  The detail program design (i) establishes that the necessary skills, hardware, and software technology are available to produce the product, (ii) is complete and consistent with the product design, and (iii) has been reviewed for high-risk development issues, with any uncertainties related to identified high-risk development issues being adequately resolved.

Capitalized software costs are included in other assets and are amortized on a product-by-product basis, equal to the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (ii) the straight-line method over the remaining estimated economic life of the product, generally three years, including the period being reported on.  Amortization commences when the product is available for general release to customers.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been performed, the sales price is fixed or determinable and collectability is probable.

Stock-based Compensation

The Company estimates the fair value of share-based payments using the Black-Scholes valuation model, in accordance with the provisions of ASC 718 (formerly SFAS No. 123R).  Key inputs and assumptions used to estimate the fair value of stock options include the grant price of the award, the expected option term, volatility of the Company’s stock, the risk-free rate, and dividend yield.  Estimates of fair value are not intended to predict actual future events or the value ultimately realized by the option holders, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

Pre-opening Expenses

Non-capital costs incurred prior to the start of operations are expensed as incurred.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with ASC 260-10 (formerly SFAS No. 128, “Earnings per Share”), which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company does not own its core technology.  It has agreed to pay license fees to a sister company of $1,500,000 per year for all rights.

From 2005 through 2009, the Company received advances of $502,236 from the Pharris Family Trust, a trust owned and managed by direct family of the Company’s President and CEO, Jennifer Pharris.  The advances carry an interest rate of 4% and mature on May 31, 2010. Upon repayment of the note, the trust will receive 6,000,000 common shares after it has completed a reverse merger with a public company.  The funds were advanced for research and development costs and legal fees associated with product development.  There were $502,236 and $452,343 in advances outstanding as of December 31, 2009 and 2008, respectively.

On April 8, 2009, the Company agreed to pay its sister company Global 1 Enterprises, Inc. $41,543 per year for 5 years for management services.  Global 1 Enterprises, Inc. is owned by Jennifer Pharris, President and CEO of the Company.  During 2009, the Company accrued $27,696 related to this agreement.

NOTE 4 – CAPITAL STOCK

All shares of common stock have equal voting rights, and when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders.  The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares.  Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.  In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution  to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

NOTE 5 – INCOME TAXES

The Company was not incorporated until March 3, 2009.  Accordingly, expenses incurred prior to the incorporation date are not considered in the Company’s net operating loss carryforwards.  At December 31, 2009, the Company had net operating loss carryforwards of approximately $89,000.  The cumulative tax effect at the expected rate of 34%, of significant items comprising our net deferred tax amount is as follows:

2009
Net operating loss carryforward	$30,260
Less: valuation allowance	(30,260)
Deferred tax asset, net of allowance	$0

The Company’s net operating loss carryforward expires beginning in 2029.

NOTE 6 – SUBSEQUENT EVENTS

Financing

On January 10, 2010, the Company hired Pythagoras Group to raise up to $10 million in equity funding and has agreed to pay up to 6% of any proceeds plus up to 3% of total stock outstanding.

On April 1, 2010, the Company borrowed $280,000 from an individual.  The note carries an interest rate of 10% per annum and matures on the earlier of March 31, 2011 or the date the Company closes an equity investment of $5,000,000. The interest rate will change to 12% if the loan is not repaid on its maturity date.  The note is unsecured.

During 2010 to date, the Company received $270,000 in down payments from six investors for the purchase of an aggregate of 349,645 common shares after it consummates a reverse merger with a public company.  The advances are non-interest bearing, have no specific terms of repayment, and are secured by the shares they can be converted into.

On March 11, 2010, Kodiak Capital Group, LLC agreed to buy Company stock for up to $15,000,000, subject to various terms and conditions.  The first sale is to be 7,153,500 shares for $5,000,000 within 30 days following the Company’s planned Form S-1 Registration Statement being declared effective by the Securities and Exchange Commission.

Purchase and Royalty Commitments

Prior to 2008, the Company hired a software development firm to create its product, which is currently in a demonstration stage. On April 1, 2009, the Company agreed to pay an additional $770,000 for further development work and has promised a 3-year exclusive license for the Australian market and 40% of all Company revenue from software sales or licensing elsewhere.  The $770,000 is included in accounts payable as of December 31, 2009.

On March 25, 2010, the Company hired an investor relations firm for $5,000 per month for six months.

On March 27, 2010, the Company agreed to purchase a software license from and 5-year warrants to purchase 1,333,333 shares at $.45 per share of U.S. Dataworks, Inc. for $1,000,000.  This payment was due on April 12, 2010 and hasn’t been made yet.

On March 31, 2010, the Company hired a third party for services related to acquiring a public company shell via a reverse merger.  Upon closing of the merger, the third party will receive 15% of the gross payment due to the controlling shareholders of the public shell and 25,000 common shares of the merged entity.

On April 3, 2010, the Company entered into a technology license agreement with a sister company, Global 1 Enterprises, Inc.  Under the agreement, the Company will pay Global $1,500,000 per year for an exclusive and non-transferable license to certain intellectual property included trademarks and patents.  Global is owned by the president and CEO of the Company.

On March 15, 2010, the Company paid a $70,000 non-refundable deposit on the planned business combination with a public shell company, Bonfire Productions, Inc.  An additional $280,000 is due at closing.

CMONEY, INC. (A Development Stage Company) Balance Sheets

	As of	As of
	March 31,	December 31,
	2010	2009
ASSETS

Current Assets
Cash	$47,831	$-
Total Current Assets	117,831	-
Deposit	70,000	-
TOTAL ASSETS	$117,831	$-

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$1,847,272	$1,648,455
Accounts payable – related parties	-	27,696
Advances payable in stock	270,000	-
Related party advances	508,986	502,236
Total Current Liabilities	2,626,258	2,178,387
Total Liabilities	2,626,258	2,178,387

Stockholders' Equity
Common stock, $1.00 par value; 1,500 shares
authorized; 1,500 shares issued and outstanding	1,500	1,500
Additional paid-in capital	(1,500)	(1,500)
Deficit accumulated during development stage	(2,508,427)	(2,178,387)
Total Stockholders' Deficit	(2,508,427)	(2,178,387)

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$117,831	$-

The accompanying notes are an integral part of these financial statements

CMONEY, INC. (A Development Stage Company) Statements of Expenses
	For the	For the	From
	Three Month	Three Month	January 3, 2005
	Period	Period	(Inception)
	Ended	Ended	through
	March 31,	March 31,	March 31,
	2010	2009	2010

Expenses:
Legal and professional fees	$45,257	$25,000	$554,533
Research and development	210,000	-	1,797,450
General & administrative expenses	74,783	6,868	156,444

Total Expenses	330,040	31,868	2,508,427

Net Loss	$(330,040)	$31,868	$(2,508,427)

Basic and diluted loss per share	$(220)	N/A
Weighted average shares outstanding – basic and diluted	1,500	N/A

The accompanying notes are an integral part of these financial statements

CMONEY, INC. (A Development Stage Company) Statements of Cash Flows
			January 3, 2005
	Three Months	Three Months	(inception)
	Ended	Ended	through
	March 31,	March 31,	March 31,
	2010	2009	2010

Cash Flows from Operating Activities
Net loss	$(330,040)	$(31,868)	$(2,508,427)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	198,817	25,000	1,847,272
Accounts payable – related parties	(27,696)	-	-
Net cash used in operating activities	(158,919)	(6,868)	(661,155)

Cash Flows from Investing Activities
Deposit on purchase of Bonfire Productions, Inc.	(70,000)	-	(70,000)

Cash Flows from Financing Activities
Proceeds from convertible notes payable	270,000	-	270,000
Proceeds from related party advances	6,750	6,868	508,986
Net cash provided by financing activities	276,750	6,868	778,986

Net Change in Cash	47,831	-	47,831

Cash at Beginning of Period	-	-	-
Cash at End of Period	$47,831	$-	$47,831

Supplemental Disclosures of Cash Flow Information
Cash paid during year for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

CMoney, Inc.

(a development stage company)

notes to financial statements

 NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC included elsewhere in this Form 8-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period have been omitted.

CMONEY, INC.
UNAUDITED PRO FORMA BALANCE SHEET
March 31, 2010

	Historical
	cMoney, Inc.	Bonfire Productions, Inc.	Pro Forma Adjustments		Pro Forma

ASSETS
CURRENT ASSETS:
Cash	$ 47,831	$ -	$ -		$ 47,831
Total current assets	47,831	-	-		47,831
Deposit	70,000	-	(70,000)	(4)	-
TOTAL ASSETS	$ 117,831	$ -	$ (70,000)		$ 47,831

LIABILITES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$ 1,847,272	$ 3,595	$ -		$1,850,867
Advances payable in stock	270,000	-	-		270,000
Related party advances	508,986	25,250	(25,250)	(2)	508,986
TOTAL LIABILITIES	2,626,258	28,845	(25,250)		2,629,853

STOCKHOLDERS' DEFICIT
Common Stock, $0.001 par value	1,500	65,033	(1,500)	(1)	65,033
Additonal paid-in capital	(1,500)	36,272	1,500	(1)	-
			25,250	(2)
			(61,522)	(3)
Accumulated deficit	(2,508,427)	(130,150)	61,522	(3)	(2,647,055)
			(70,000)	(4)
TOTAL STOCKHOLDERS' DEFICIT	(2,508,427)	(28,845)	(44,750)		(2,582,022)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 117,831	$ -	$ (70,000)		$ 47,831

Pro Forma Adjustments
(1) To eliminate common stock and additional paid-in capital of cMoney, Inc.
(2) To record forgiveness of related party debt by former owners of Bonfire Productions, Inc.
(3) To eliminate Bonfire Productions, Inc. accumulated deficit through available additional paid-in capital
(4) To write off deposit on acquisiton of Bonfire Productions, Inc.

Notes to unaudited pro forma financial statements

NOTE 1 — Basis of Presentation

The unaudited pro forma consolidated balance sheet as of March 31, 2010 was based on the unaudited balance sheet of cMoney, Inc. as of March 31, 2010 and the unaudited balance sheet of Bonfire Productions as of March 31, 2010 combined with pro forma adjustments to give effect to the cMoney, Inc. acquisition as if it occurred on March 31, 2010.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s results of operations or financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 - Merger with Bonfire Productions, Inc.

On April 8, 2010, Bonfire Productions, Inc. ("Bonfire") executed and entered into an agreement and plan of merger with C$ cMoney, Inc. ("cMoney"), a Delaware corporation, pursuant to which Bonfire and cMoney have set forth certain terms relating to a proposed reverse merger transaction between the parties, whereby a new Bonfire wholly-owned subsidiary ("C$ cMoney Acquisition"), shall merge with and into cMoney, resulting in cMoney becoming a wholly-owned subsidiary of Bonfire.

On May 6, 2010, Bonfire, cMoney and C$ cMoney Acquisition completed the merger.  Immediately prior to the merger, Jennifer Pharris, who became the controlling stockholder of the Company on April 21, 2010 through a purchase of shares of the Company’s common stock, was also the founder, controlling stockholder, sole director, President and Chief Executive Officer of CMoney.

Promptly after completion of the merger of C$ cMoney Acquisition into cMoney, cMoney was merged into Bonfire, with Bonfire being the surviving entity.  Bonfire plans to change its name to cMoney, Inc.

INDEX TO EXHIBITS

Exhibit

Number                  Description

2.1	Merger Agreement, dated April 7, 2010, by and among Bonfire Productions, Inc. and C$ cMoney, Inc. and the shareholders of Bonfire Productions, Inc. (1)

3.1	Articles of Incorporation of Bonfire Productions, Inc. (2)

3.2	Bylaws of Bonfire Productions, Inc. (2)

10.1	Strategic Alliance Agreement by and between C$ cMoney, Inc. and US Dataworks, dated March 27, 2010.

10.2	Agreement by and between C$ cMoney, Inc., Global 1 Enterprises, Inc. and Soprano Design PTY Ltd dated May 9, 2010.

10.3	Registration Rights Agreement by and between C$ cMoney, Inc. and Kodiak Capital Group, LLC, dated March 11, 2010.

10.4	Investment Agreement by and between C$ cMoney, Inc. and Kodiak Capital Group, LLC, dated March 11, 2010.

10.5	Technology License Agreement between Global 1 Enterprises, Inc. and C$ cMoney, Inc dated April 3, 2010.

10.6	Technology Sublicense Agreement between Global 1 Enterprises, Inc., C$ cMoney, Inc and Soprano Design Pty Ltd. dated April 19, 2010.

10.7	Consultancy Services Agreement between Global 1 Enterprises, Inc. and C$ cMoney, Inc dated May 18, 2008.

10.8#	Employment Agreement between cMoney, Inc. and Thomas Shaw dated effective as of April 30, 2010.

10.9#	Employment Agreement between cMoney, Inc. and David R. Johnson dated effective as of April 30, 2010.

10.10#	Employment Agreement between cMoney, Inc. and Jamal Khawaja dated effective as of April 30, 2010.

16.1	Letter from prior accountants Seale and Beers, CPAs.(3)

23.1	Consent of independent public accounting firm Malone Bailey LLP.

(1) Previously filed as Exhibit to Current Report on Form 8-K filed with the SEC on April 8, 2010.

(2) Previously filed as Exhibit to Registration Statement on Form SB-2 filed with the SEC on August 8, 2007.

(3) Previously filed as Exhibit to Current Report on Form 8-K/A filed with the SEC on May 10, 2010.

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 11, 2010	Bonfire Productions, Inc.

By:	/s/ Jennifer Pharris

Jennifer Pharris

President and Chief Executive Officer